Exhibit 32.1
CERTIFICATION OFCHIEF EXECUTIVE OFFICER ANDCHIEF FINANCIAL OFFICER

I, Scott Cramer; Chief Executive Officer and Chief Financial Officer of Affinity Mediaworks Corp. (the “Registrant”), do hereby certify pursuant to Rule 15d-l4(b) of the Securities and Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that:

(1)
the Registrant’s Annual Report on Form 10-K of the Registrant for the fiscal year ended January 31, 2012 (the “ Report ” ), to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: May 15, 2012	By:	/s/ Scott Cramer
Scott Cramer
Chief Executive Officer
Chief Financial Officer